                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of June 14, 1999, by and between Illinova Corporation, an Illinois corporation ("Illinova"), and BG Holdings, Inc., a Delaware corporation ("Stockholder").

         WHEREAS, concurrently herewith, Illinova and Dynegy Inc., a Delaware corporation ("Dynegy"), are entering into an Agreement and Plan of Merger (as amended or supplemented from time to time, the "Merger Agreement;" capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

         WHEREAS, as of June 14, 1999, Stockholder owns and/or has the power to vote, as applicable, the number and type of Shares (as defined in Section 5 below) set forth in Schedule I hereto;

         WHEREAS, the Board of Directors of Dynegy has, prior to the execution of this Agreement, approved and adopted the Merger Agreement, and such approvals and adoption have not been withdrawn;

         WHEREAS, approval of the Merger Agreement by Dynegy's stockholders is a condition to the consummation of the Mergers; and

         WHEREAS, as a condition to its entering into the Merger Agreement, Illinova has required that Stockholder agree, and Stockholder has so agreed, to enter into this Agreement;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         Section 1. Agreement to Vote. (a) Unless the Dynegy Board of Directors shall have withdrawn its recommendation in favor of the Mergers, Stockholder hereby agrees to attend the Dynegy Special Meeting (or any other meeting of stockholders of Dynegy at which the matters contemplated by the Merger Agreement or this Agreement are to be presented to a vote of stockholders of Dynegy), in person or by proxy, and to vote (or cause to be voted) all Shares and any other voting securities of Dynegy that Stockholder directly or indirectly owns or has the right to vote or direct the voting of (including any such securities acquired hereafter but excluding any Shares or other securities Stockholder has the right to acquire but has not acquired) (collectively, the "Covered Shares") for approval and adoption of: (i) the Merger Agreement, (ii) the DAC Merger,
(iii) any related action reasonably required in furtherance thereof. Unless the Dynegy Board of Directors shall have withdrawn its recommendation in favor of the Mergers, Stockholder hereby further agrees that until the Termination Date (as defined below), it shall, from time to time, in connection with any consent solicitation relating to the Merger Agreement, timely execute and deliver (or cause to be timely executed and delivered) a written consent with respect to any Covered Shares in favor of the approval and adoption of the Merger Agreement, the DAC Merger and any action required in furtherance thereof.

         (b) Stockholder hereby agrees to make or cause to be made a timely Election to receive Cash Consideration with respect to all Covered Shares under the Merger Agreement.
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         (c) From and after the date hereof until the Termination Date, unless the Dynegy Board of Directors shall have withdrawn its recommendation of the Mergers, Stockholder hereby agrees to vote (or cause to be voted) any Covered Shares against any Dynegy Acquisition Proposal and any related action reasonably required in furtherance thereof, at any meeting of stockholders of Dynegy (including any adjournments or postponements thereof) called to consider and vote on any Dynegy Acquisition Proposal. Stockholder further agrees that, until the Termination Date, in connection with any consent solicitation relating to a Dynegy Acquisition Proposal, Stockholder will timely execute and deliver (or cause to be timely executed and delivered) a written consent with respect to any Covered Shares against any Dynegy Acquisition Proposal as contemplated by the immediately preceding sentence. For purposes hereof, the term "Termination Date" shall mean the first to occur of (a) the termination of the Merger Agreement and
(b) the date of consummation of the Mergers.

         (d) To the extent inconsistent with the foregoing provisions of this
Section 1 or the other provisions of this Agreement, Stockholder hereby (i) revokes any and all previous proxies with respect to Stockholder's Covered Shares, (ii) waives any provisions of the Stockholders Agreement dated May 22, 1996 among BG Holdings, Inc., NOVA Gas Services (U.S.) Inc., and Chevron U.S.A., Inc. (the "Stockholders Agreement") with respect to actions contemplated by the Merger Agreement, (iii) agrees that the Stockholders Agreement shall terminate as of the Effective Time of the Mergers, and (iv) agrees that it will not convert any Dynegy preferred shares into common stock before the Termination Date.

         (e) In furtherance of the purposes, and subject to the terms, of this Agreement, Stockholder hereby appoints Illinova its proxy to vote all of Stockholder's Covered Shares at any meeting of stockholders of Dynegy (including any adjournments and postponements thereof) and to execute and deliver any written consents in order to fulfill the obligations of Stockholder under this Agreement. This proxy is coupled with an interest and is irrevocable until the Termination Date.

         (f) Nothing herein contained shall (i) restrict, limit or prohibit any individuals who may represent a Stockholder on Dynegy's Board of Directors from exercising (in his or her capacity as a director or officer) his or her fiduciary duties to the stockholders of Dynegy under applicable law, or (ii) require any individual, in his or her capacity as an officer of Dynegy, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the Board of Directors of Dynegy undertaken in the exercise of its fiduciary duties, provided that nothing in this Section 1(f) shall relieve or be deemed to relieve Stockholder from its obligations under Sections 1 or 2 of this Agreement.

         Section 2. Disposition of Shares. From and after the date hereof until the Termination Date, and except as provided for in the Stock Purchase Agreement by and among Newco, British Gas Atlantic Holdings BV and Stockholder, dated June 14, 1999 (the "BG Stock Purchase Agreement"), Stockholder hereby agrees that it will not directly or indirectly sell, pledge, encumber, grant any proxy or enter into any voting or similar agreement with respect to, transfer or otherwise dispose of (collectively, "Transfer"), or agree or contract to Transfer, any Covered Shares (or any interest therein) with respect to which Stockholder directly or indirectly controls



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the right to Transfer; provided, however, that Stockholder may Transfer its respective Covered Shares to an Affiliate of Stockholder provided that such Affiliate agrees to be subject to the terms and conditions set forth in this Agreement.

         Section 3.  Other Covenants and Agreements.

         Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither party shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or take any other action (or fail to take any other action) if such action (or failure) would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement. Illinova hereby agrees to (a) cooperate with Stockholder in connection with any filings required to be made by Stockholder in connection with the Mergers and the transactions contemplated thereby, and (b) cause Newco to file with the SEC a Proxy Statement/Prospectus registering shares of Newco Common Stock, Class B Common Stock and Series A Convertible Preferred Stock in accordance with Section 8.13 of the Merger Agreement.

         Section 4. Representations and Warranties of Illinova. Illinova represents and warrants to Stockholder as follows: (a) each of this Agreement and the Merger Agreement has been approved by the Board of Directors of Illinova, representing all necessary corporate action on the part of Illinova, except for the approval of Illinova's stockholders contemplated by the Merger Agreement, (b) each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of Illinova, and (c) each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of Illinova, enforceable against Illinova.

         Section 5. Representations and Warranties of Stockholder. Stockholder represents and warrants to Illinova as follows: (a) Stockholder has the corporate power and authority to execute and deliver this Agreement, (b) this Agreement has been duly executed and delivered by Stockholder, (c) this Agreement constitutes the valid and binding agreement of such Stockholder, (d) except as provided in the Stockholders Agreement, Stockholder has the full power and authority to vote, or execute a consent, with respect to, all Covered Shares as contemplated hereby, (e) the securities of Dynegy listed next to the name of Stockholder on Schedule I hereto are the only securities of Dynegy owned by Stockholder and over which Stockholder has the power to vote (or direct the voting) (collectively, the "Shares"), (f) except as provided in the Stockholders Agreement, Stockholder is the lawful owner of the Shares listed on Schedule I as owned by it, free and clear of all liens, charges, encumbrances and commitments of every kind, other than this Agreement, and has the power to vote (including by an irrevocable power to vote or execution of a consent) such Shares without any actions on the part of any other party, and (g) except as provided in the Stockholders Agreement, the execution and delivery by Stockholder of this Agreement does not violate or breach any law, contract, instrument, agreement or arrangement to which Stockholder is a party or by which Stockholder is bound, except to the extent such violation or breach does not prevent or delay performance of such Stockholder's obligations hereunder.


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
         Section 6. Effectiveness. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been duly executed and delivered by the parties thereto. Any amendment or change to the Merger Agreement that (i) changes the Exchange Ratio, (ii) changes the amount and nature of the Aggregate Merger Consideration payable per share of Dynegy Stock, (iii) changes the termination date of the Merger Agreement, or (iv) materially adversely affects the Stockholder, will nullify the effectiveness of this Agreement and this Agreement shall terminate immediately.

         Section 7.  Miscellaneous.

         (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or three days after being mailed by courier service that guarantees overnight delivery, in each case to the applicable addresses set forth below:

         If to Illinova:

                  Illinova Corporation
                  500 South 27th Street,
                  Decatur, IL  62521
                  Attention:  President
                  Telecopy: (217) 362-7458

         with copies to:

                  Illinova Corporation
                  500 South 27th Street
                  Decatur, IL  62521
                  Attention:  Chief Legal Officer
                  Telecopy:  (217) 424-6978

         and:

                  Troutman Sanders LLP
                  600 Peachtree Street, N.E., Suite 5200
                  Atlanta, GA  30308
                  Attention:  W. Brinkley Dickerson, Jr.
                  Telecopy: (404) 962-6743

         If to the Stockholder:

                  BG Holdings, Inc.

                  -------------------------------


                  -------------------------------


                  Attention:
                             -------------------------------


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
                  Telecopy:
                             -------------------------------

         with copies to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Attention:  Alfred J. Ross, Jr.
                  Telecopy:  (212) 848-7179

         and:

                  Dynegy Inc.
                  1000 Louisiana, Ste. 5800
                  Houston, TX  77002
                  Attention: Senior Vice President and General Counsel
                  Telecopy:  (713) 507-6808

         and:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  711 Louisiana Street, 19th Floor
                  Houston, TX  77002
                  Attention:  Robert Allen
                  Telecopy:  (713) 236-0822

or to such other address as such party shall have designated by notice so given to each other party.

         (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Illinova and Stockholder. In addition, Illinova agrees not to waive or modify Section 9.1(h) of the Merger Agreement without the prior consent of Stockholder.

         (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise, or any party succeeding to the ownership of (or power to vote) Stockholder's Covered Shares.

         (d) Entire Agreement. This Agreement, the BG Stock Purchase Agreement and the Ancillary Agreements (together with the Merger Agreement) embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Ancillary Agreements and the Merger Agreement.


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
         (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

         (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (i) Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto, except the parties hereto acknowledge that Dynegy is a third party beneficiary with respect to Section 1(b) of this Agreement.

         (j) Jurisdiction. Each party (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court if any action, suit or proceeding arises in connection with this Agreement and (b) agrees that it will not attempt to defeat or deny such personal jurisdiction by motion or other request for leave from any such court. Each party hereto hereby waives any right to a trial by jury in connection with any such action.

         (k) Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware to the fullest extent possible.

         (l) Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or


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
construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

         (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         (n) Expenses. Illinova and Stockholder shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.


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         IN WITNESS WHEREOF, the parties have duly executed this Voting
Agreement as of the date first above written.


                                            ILLINOVA CORPORATION


                                            By:    /s/ Charles E. Bayless
                                                   -----------------------------
                                            Name:  Charles E. Bayless
                                                   -----------------------------
                                            Title: Chairman, President and CEO
                                                   -----------------------------


                                            BG HOLDINGS, INC.


                                            By:    /s/ Cynthia Masters
                                                   -----------------------------
                                            Name:  Cynthia Masters
                                                   -----------------------------
                                            Title: Vice President
                                                   -----------------------------

                                   SCHEDULE I

                                     SHARES

Dynegy Common Stock        38,789,876


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